                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                        GLOBAL NATURAL RESOURCES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

[LOGO]                GLOBAL NATURAL RESOURCES INC.




Robert F. Vagt
CHAIRMAN OF THE BOARD




                                                                   April 3, 1995



To Our Shareholders:

         You are cordially invited to attend the 1995 Annual Meeting of Shareholders of Global Natural Resources Inc., which will be held in the Director's Room of The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas at 9:00 a.m. on Tuesday, May 9, 1995.

         The accompanying Notice of Annual Meeting and Proxy Statement describe the formal matters to be acted upon at the meeting. In addition, we will review the Company's operations during the past year and discuss the future of the Company. At the conclusion of the formal meeting, an opportunity will be provided for questions by the shareholders.

         Representation of your shares at the meeting is very important. We urge each shareholder, whether or not you now plan to attend the meeting, to promptly date, sign and return the enclosed proxy in the envelope furnished for that purpose. If you do attend the meeting, you may, if you wish, revoke your proxy and vote in person.

         It is always a pleasure to meet with our shareholders, and I personally look forward to seeing as many of you as possible at the Annual Meeting.

                                                   Sincerely,



                                                   Robert F. Vagt





    5300 Memorial, Suite 800   Houston, Texas 77007-8295   (713) 880-5464
     P.O. Box 4682   Houston, Texas 77210-9698   Telecopy: (713) 865-4386
                       Telex: 49602475   GLOBAL NATURAL

                         GLOBAL NATURAL RESOURCES INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 1995




To the Shareholders of
Global Natural Resources Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Global Natural Resources Inc., a New Jersey corporation (the "Company"), will be held in the Director's Room of The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas on Tuesday, May 9, 1995 at 9:00 a.m. (C.D.T.), for the following purposes:

         (1) To elect one director to hold office for a term of one year, one director to hold office for a term of two years and three directors to hold office for a term of three years or until their respective successors shall be duly elected and qualified.

         (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 15, 1995 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. A list of all shareholders entitled to vote is on file at the principal offices of the Company, 5300 Memorial Drive, Suite 800, Houston, Texas.

         So that we may be sure your vote will be included, please date, sign and return the enclosed proxy promptly. For your convenience, a postpaid return envelope is enclosed for your use in returning your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

                                        By Order of the Board of Directors,




                                                   E. Lynn Hill
                                                     Secretary



April 3, 1995

                         GLOBAL NATURAL RESOURCES INC.
                            5300 Memorial, Suite 800
                           Houston, Texas  77007-8295
                                 (713) 880-5464

                           ------------------------

                                PROXY STATEMENT

                           ------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES


         The Board of Directors of Global Natural Resources Inc., a New Jersey corporation (the "Company"), is furnishing this proxy statement in connection with the solicitation of proxies for use at the 1995 Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held in the Director's Room of The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas at 9:00 a.m. (C.D.T.) on Tuesday, May 9, 1995 (and any adjournment(s) thereof).
Solicitation of proxies will be primarily by mail, but proxies may also be solicited personally or by telephone or telegraph by officers, directors, regular employees and other representatives of the Company. The Company will bear the cost of such solicitation. The Company also will make arrangements with brokerage firms, banks and other nominees to forward proxy materials to beneficial owners of shares and will reimburse such nominees for their reasonable costs.

         The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by either (i) attending the meeting and voting in person or (ii) giving written notice of such revocation to Mr. E. Lynn Hill, Secretary of the Company, at Global Natural Resources Inc., 5300 Memorial, Suite 800, Houston, Texas 77007-8295. The enclosed proxy may also be revoked by a subsequently dated proxy received by the Company prior to voting of the previously dated proxy.

         This proxy statement and the related form of proxy are being first mailed or delivered to shareholders of the Company on or about April 3, 1995.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

         On March 15, 1995, the record date for those entitled to notice of and to vote at the Annual Meeting, there were outstanding 29,437,240 shares of Common Stock, par value $1.00 per share (the "Common Stock"). Each of the shares of Common Stock outstanding is entitled to one vote and may be voted in person or by proxy.

         The following table sets forth, with respect to each person (or "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, the number of shares beneficially owned by such person or group and the percentage such number constitutes of the entire class as of March 15, 1995.

                                                                         Beneficial Ownership as of
                                                                         --------------------------
                                                                               March 15, 1995
                                                                               --------------
                                                                        Amount and
                                                                        Nature of        Percentage
                                                                        Benefical           of
       Name and Address of Beneficial Owner                             Ownership          Class
       ------------------------------------                            -----------       ------------
       Interamerican Securities Corp.                                   1,520,048 (1)          5.2 %
         One Riverway, Suite 2450
         Houston, Texas  77056

       Metropolitan Life Insurance Company                              2,081,200 (2)          7.1 %
         One Madison Avenue
         New York, New York 10010-3690

       The Prudential Insurance Company                                 6,311,547 (3)         21.4 %
         of America
         Prudential Plaza
         Newark, New Jersey  07102-3777

--------
(1) Information on Interamerican Securities Corp. ("Interamerican") is from Interamerican's Schedule 13G dated February 6, 1995, filed under the Exchange Act. Shares reported include 265,330 shares beneficially owned by certain shareholders of Interamerican, as to which Interamerican disclaims beneficial ownership.

(2) Information on Metropolitan Life Insurance Company ("Met Life") is from Met Life's Schedule 13G dated February 13, 1995, filed under the Exchange Act. The shares were acquired by a subsidiary of Met Life, State Street Research and Management Company, Inc. ("State Street"). State Street has the sole
    power to vote or to direct the vote of 1,440,000 of the shares.   State
    Street disclaims any beneficial interest in all of the securities as the shares are owned by various clients.

(3) Information on The Prudential Insurance Company of America ("Prudential") is from Prudential's Schedule 13G dated February 10, 1995, filed under the Exchange Act. Prudential has sole voting and investment power with respect to its shares.

                  ELECTION OF DIRECTORS AND EXECUTIVE OFFICERS

         The Board of Directors is divided into three classes and each director serves a term of three years. At the Annual Meeting, one class I, one class II and three class III directors are to be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A plurality of the votes cast in person or by proxy at the meeting is required to elect a director. Accordingly, abstentions and broker
non- votes would have no effect on the election of directors.   A broker
non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Shareholders may not cumulate their votes in the election of directors.

         All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with respect to the election of directors, the shares represented by each signed proxy will be voted for the election of the nominees listed below. Ms. Sjoman, a Class III nominee, has not previously served as a director of the Company. All other
nominees for director are currently members of the Board of Directors.   Mr.
Macdougall and Mr. Carlton were appointed by the Board to replace Mr. Lamphere and Mr. Pascal. Mr. Lamphere and Mr. Pascal resigned from the Board effective May 31, 1994. If any nominee becomes unavailable for election to the Board of Directors, the persons appointed as proxies will have discretionary authority to vote the proxy for such other person, if any, as may be designated by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee named herein will be unable to accept nomination or election.

         The following table sets forth the information concerning the five nominees for election as directors and the four continuing directors of the Company, including the principal occupations of each during the last five years and the number of shares of Common Stock beneficially owned by each of them as of March 15, 1995:


                                                                                     Shares Of
                                                                                    Common Stock
                                                                                    Beneficially
Name and Principal                                                                   Owned as of
Occupation During the                                                Served as a      March 15,          Percent  of
Last Five Years (1)(2)                                     Age     Director Since      1995(3)              Class
----------------------                                     ---     --------------   ------------         ------------
NOMINEES
CLASS I - TERM EXPIRES IN 1996
------------------------------

PATRICK L. MACDOUGALL   . . . . . . . . . . . . . . .       55          1994               10,000              *
   Chairman of the Board and Chief
   Executive Officer of West Merchant
   Bank Limited for more than five years.

CLASS II - TERM EXPIRES IN 1997
-------------------------------

PAUL E. CARLTON   . . . . . . . . . . . . . . . . . .       69          1994               12,000              *
   Independent investor since 1984.
   Prior thereto, was Group Vice
   President, Domestic Exploration and
   Production of Getty Oil Co.

CLASS III -- TERM EXPIRES IN 1998
---------------------------------

J. CHARLES HOLLIMON (a)(b)  . . . . . . . . . . . . .       46          1985               25,000              *
   Independent oil and gas operator for more than
   five years.

LINDA F. SJOMAN . . . . . . . . . . . . . . . . . . .       48           --                 --
   Secretary General and member of the Board of
   Directors of the Petroleum Advisory Forum of Russia
   since July 1993.  Prior thereto, was Special
   Counsel in the Moscow office of Vinson & Elkins
   L.L.P. from February 1990 to July 1993.  Prior
   thereto, was engaged in private law practice for
   more than five years.

ROBERT F. VAGT(c)(d)  . . . . . . . . . . . . . . . .       48          1992              286,195(5)           *
   Chairman of the Board of the Company since December
   1994.  President and Chief Executive Officer of the
   Company since May 1992.  Prior thereto, was a
   Director, President and Chief Operating Officer of
   Adobe Resources Corporation (Director from May 1986
   to May 1992 and President and Chief Operating
   Officer from November 1990 to May 1992).  Prior
   thereto, was Executive Vice President of Adobe
   Resources Corporation from August 1987 to October
   1990.

CONTINUING DIRECTORS
CLASS I -- TERM EXPIRES IN 1996
-------------------------------

WILLIAM L. BENNETT(b)(c)  . . . . . . . . . . . . .         45          1990               23,925(6)           *
   Chairman of the Board of HealthPlan Services
   Corporation since March 1995.  Prior thereto,
   served as Chairman and Chief Executive Officer of
   Noel Group Inc. ("Noel") from July 1994 to March
   1995 and from April 1988 to November 1991.  Served
   as Co-Chairman of the Board of Directors and Chief
   Executive Officer of Noel from November 1991 to
   July 1994.

 JOHN A. BROCK(a)(c) . . . . . . . . . . . . . . . .        64           1993              12,500              *
   Owner and President of Rockford Exploration, Inc.
   for more than five years.  Until April 1992,
   principal owner, Chairman and Chief Executive
   Officer of Medallion Petroleum, Inc. for more
   than five years.

 CLASS II - TERM EXPIRES IN 1997
 -------------------------------

 SIDNEY R. PETERSEN (b)  . . . . . . . . . . . . . .        64           1992              17,000 (4)          *
   Independent investor since 1984.
   Prior thereto, was Chairman and Chief Executive
   Officer of Getty Oil Co.

 JAMES G. NIVEN (c)(d) . . . . . . . . . . . . . . .        49           1985             351,666             1.2%
   Chairman of the Board of Directors of Simmons
   Outdoor Corporation since December 1994.
   Chairman of the Board of the Company from November
   1989 to December 1994.  Member of the Board of
   Directors of Texneft Inc. since November 1991.
   General Partner of Pioneer Associates Co., a
   venture capital firm, for more than five years.


----------

 *  Represents less than 1%

(1) Directorships other than those listed in the table are: William L. Bennett--Noel Group, Inc., HealthPlan Services Corporation, Lincoln Snacks Company, Belding Heminway Company, Simmons Outdoor Corporation, Allegheny Power Systems; and Sylvan Inc.; Sidney R. Petersen--Avery Dennison Corporation, Broadway Stores, Inc., Group Technologies Corporation, Nicor, Inc., and Union Bank; James G. Niven--Noel Group, Inc., The Prospect Group, Inc., Lincoln Snacks Company, HealthPlan Services Corporation, Tatham Offshore, Inc., Simmons Outdoor Corporation, The Lynton Group, Inc., and is an advisory director of Houston National Bank; and Robert F. Vagt--First Albany Corporation and Santa Fe Energy Resources, Inc.

(2) Committee memberships are indicated by "(a)" for Audit Committee, "(b)" for Compensation Committee, "(c)" for Nominating Committee and "(d)" for Executive Committee. The Audit Committee recommends to the Board of Directors the appointment of independent auditors and meets with the independent auditors to review the scope and results of their examination and the adequacy of the Company's system of internal accounting controls and to approve services performed by the auditors. The Compensation Committee consults with and advises senior management regarding compensation of executive officers and certain eligible directors and submits to the Board of Directors its recommendation with respect to compensation of the Company's executive officers. The Nominating Committee designates the nominees for election as directors at the Annual Meeting of Shareholders and will consider written recommendations by shareholders for nominees for director at any meetings of shareholders called for the election of directors delivered to the Nominating Committee c/o E. Lynn Hill, Secretary, Global Natural Resources Inc., 5300 Memorial Drive, Suite 800, Houston, Texas 77007 not fewer than fourteen (14) days nor more than fifty (50) days prior to such meeting. Each such notice shall set forth (i) the name, business address, if any, and residence address of the nominator, (ii) the name, age, business address and, if known, resident address of each nominee proposed in such notice, (iii) the principal occupation or employment of each such nominee, (iv) the number of shares of the Company which are owned beneficially and the number of shares which are owned of record by each such nominee, and (v) the number of shares of the Company which are owned beneficially and the number of shares which are owned of record by the nominator. The Executive Committee has and may exercise all the powers and authority of the Board of Directors except that the Executive Committee shall not (1) make, alter or repeal any By-law, (2) elect or appoint any director or remove any officer or director, (3) submit to shareholders of the Company any action that requires shareholder approval, (4) amend or repeal any resolution theretofore adopted by the Board of Directors which by its terms is amendable or repealable only by the Board of Directors, or (5) authorize the issuance of stock (including Preferred Stock or any series thereof) of the Company or take any other action then prohibited by law.

(3) The persons listed have sole voting and investment power with respect to their shares, except as noted. Shares of common stock beneficially owned as of March 15, 1995 includes shares of Common Stock of the Company that could be acquired within 60 days after March 15, 1995, upon the exercise of options granted pursuant to the Company's stock option plans as follows:
    Mr. Petersen, 15,000 shares; Mr. Niven, 325,000 shares; Mr. Hollimon, 15,000 shares; Mr. Vagt, 270,000 shares; Mr. Bennett, 15,000 shares; Mr. Brock, 12,500 shares; Mr. Macdougall, 10,000 shares; and Mr. Carlton, 10,000 shares.

(4) Of the 17,000 shares held by Mr. Petersen, 2,000 are held in The Petersen Family Trust, as to which he is one of two trustees.

(5) Mr. Vagt's common stock ownership includes 1,195 shares arising from participation in Global Natural Resources Inc. Employees 401(K) Savings Plan.

(6) Of the 8,295 shares held by Mr. Bennett 771 are held in trust for his children, as to which his wife acts as trustee. Mr. Bennett disclaims beneficial ownership of such shares.

         Each director who is not a salaried officer of the Company and does not receive compensation under consulting arrangements receives $13,000 annually for serving as a director, an additional fee of $1,000 per board meeting attended, $2,000 for serving as the Chairman of a committee and $650 for attending any committee meeting.

         Under the Company's 1992 Stock Option Plan (the "1992 Plan"), each director of the Company who is not also an employee is granted non-qualified stock options to purchase 10,000 shares of the Common Stock of the Company on the first business day following their election to the Board. Thereafter, on the first business day following the anniversary of such directors' initial grant, each director is granted a non-qualified stock option to purchase 2,500 shares of the Common Stock of the Company. The options are issued at a price equal to the fair market value of the Common Stock on the date of grant. The options have a ten year term and are fully exercisable after the date of grant and may be exercised only during the non-employee director's lifetime, only while he or she is a member of the Board of Directors of the Company and during the one-year period immediately following the termination of such membership status.

         During 1994, the Board of Directors held seven meetings, the Compensation Committee held three meetings, the Audit Committee held three meetings, and the Nominating Committee held two meetings. No incumbent director attended fewer than 75% of the total meetings held by the Board and all committees of which they were members.

         The Company's executive officers are elected by the Board of Directors to serve for a term of one year or until their successors are elected and qualified. The Company's executive officers, in addition to those named in the above table, are:

              Name and Present                                              Prior Business
              ----------------                                              --------------
                  Position                   Age                              Experience
                  --------                   ---                              ----------
 Kelly M. Barnes                             41       Vice  President - Land of Global Natural Resources
    Vice President - Land and Assistant               Corporation of Nevada ("GNRC"), a wholly-owned subsidiary
    Secretary since July 1993.                        of the Company since August 1992; Senior Staff Landman for
                                                      Santa Fe Energy, Inc. from April 1992 to August 1992;
                                                      Southern Division Landman for Adobe Resources Corporation
                                                      from January 1988 to April 1992.

 Gerald R. Colley                            44       Vice President - International Exploration of the Company
    Senior Vice President - International             from July 1993 to December 1994; Vice President -
    Exploration since December 1994.                  International Exploration of GNRC since October 1992; Vice
                                                      President and Exploration Director of Hadson Europe, Inc.
                                                      from August 1986 to October 1992.

 Gregory S. Cusack                           35       Vice President - Operations of GNRC since September 1991;
    Vice President - Operations since July            Manager of Operations from August 1991 to September 1991;
    1993.                                             Operations Engineer from October 1983 to August 1991.

 Scott A. Griffiths                          40       Vice President - Exploration of GNRC since September 1991;
    Vice President - Exploration since                Manager of Exploration from August 1991 to September 1991;
    July 1993.                                        Chief Geologist from May 1988 to August 1991.

 E. Lynn Hill                                49       Vice President - Finance and  Administration and Secretary
    Senior Vice President -                           of the Company from July 1988 until August 1992.
    Finance and Administration and
    Secretary - Treasurer since August
    1992.

 William D. Hubbard                          51       Senior Vice President - Exploration of GNRC since June
    Senior Vice President -                           1992; Division Exploration Manager for Santa Fe Energy,
    Domestic Exploration since July 1993.             Inc. from May 1992 until June 1992; Vice President -
                                                      Exploration of Adobe Resources Corporation from October
                                                      1987 to May 1992.

 David W. Martin                             56       Vice  President - Engineering of Trend Exploration, a
    Senior Vice President since July 1993             subsidiary of Adobe Resources Corporation, for more than
    and President of Texneft Inc., a                  five years prior to October 1992.
    subsidiary of the Company, since
    October 1992.

 Gordon L. McConnell                         48       Controller of GNRC since  October 1991; Assistant
   Controller since July 1993.                        Controller from July 1991 to October 1991; Vice President
                                                      - Accounting for Prairie Producing from June 1989 to July
                                                      1991; Vice President - Finance and Administration for
                                                      Felmont Oil Company from January 1988 to 1989.

 Darrell G. Molnar                           48       Senior Vice President - Operations of GNRC since August
    Senior Vice President - Operations                1992; Drilling Superintendent and Engineering Manager of
    since July 1993.                                  Transco Exploration and Production Co. from August 1988
                                                      until July 1992.

 Thomas H. Pielech                           34       Manager of Gas Supply for USAgas from April 1990 until May
    Vice President - USAgas Pipeline,                 1992;  Manager of Gas Supply for Amalgamated Pipeline Co.
    Inc., a wholly owned subsidiary of the            from July 1989 to April 1990; Gas Contract Representative
    Company, since May 1992.                          for Arco Oil and Gas Company from June 1987 until July
                                                      1989.

 M. Lee Van Winkle                           42       Vice President - Corporate Planning of GNRC since August
    Vice President -                                  1992; Corporate Manager - Planning and Budget for Adobe
    Corporate Planning since July 1993.               Resources Corporation for more than five years prior to
                                                      August 1992.


                         COMPENSATION COMMITTEE REPORT
                                       ON
                             EXECUTIVE COMPENSATION


         Decisions regarding compensation of the Company's executive officers are generally made by the three member Compensation Committee of the Company's Board of Directors. Each member of the Compensation Committee is a non-employee director. In addition to setting compensation levels, the Committee selects officers and key employees for participation in stock option plans, establishes performance goals for those officers and key employees who participate in such plans and reviews and monitors benefits under all employee benefit plans of the Company. The Compensation Committee does not currently intend to award compensation that would result in a limitation on the deductibility of a portion of such compensation pursuant to Section 162 (m) of the Internal Revenue Code; however, the Compensation Committee may in the future decide to authorize compensation in excess of the limits of Section 162 (m) if it determines that such compensation is in the best interests of the Company.


COMPENSATION POLICES FOR EXECUTIVE OFFICERS


         The Compensation Committee's executive compensation policies are intended to provide competitive levels of compensation in order to attract and retain qualified executives, to recognize individual contributions to the successful achievement of the Company's business objectives, and to align management's and shareholders' interests in the enhancement of shareholder value over the long-term. The

Committee does this by setting specific annual objectives for the Company and for each of the Company's key employees. The basis for these annual targets are the operational objectives, and the asset growth and the financial objectives contained in the capital budget and operating plan which is adopted annually. Individual performance relative to these goals is reviewed at least annually.

         The key tool used to provide long-term incentives is the stock option plan, which is intended to align the interests of the Company's employees with that of its shareholders. Thus, success in achieving annual objectives and success in enhancing shareholder value should translate directly into an enhanced benefit for key employees. The Compensation Committee believes that rewarding employees through stock based performance compensation arrangements enhances shareholder value over the long-term.

         Once yearly, there is also a review of salary levels. At that time the Compensation Committee considers on an informal basis the prevailing levels of compensation paid by comparable organizations, individual contributions to the Company which each of the executives has made and can be expected to make in the future, and such other factors as the Committee may deem relevant at the time of making such determinations.

         In 1993, the Company adopted an annual management incentive plan for the Company's executive officers. This plan established specific performance goals for the Company and for each individual, and is administered by the Compensation Committee. Performance goals for 1994 required that production of oil and gas, cash flow and oil and gas reserves reach the levels established in the Company's capital budget and operating plan. In addition, a goal was established for the Company's stock price performance compared to the Company's peer group. Based on performance versus 1994 objectives, the Committee awarded $447,000 in bonuses to 13 individuals in January 1995.

         In January 1995 the Committee authorized, and the Company issued, approximately 144,000 non-qualified stock options to 31 executive officers and key employees. The options granted will vest twenty percent (20%) after six months from the date of grant with an additional twenty percent (20%) becoming vested and exercisable on each of the first, second, third and fourth anniversaries of the date of grant. Such options are forfeitable in the event the employee voluntarily terminates employment prior to vesting.


CHIEF EXECUTIVE OFFICER COMPENSATION


         Mr. Vagt was retained as President and Chief Executive Officer in May 1992. The subjective factor given the most weight in determining his compensation was to provide a salary level competitive with that which would be made available to him by organizations with which the Company competes for the services of qualified executives. In 1992, consistent with the Company's philosophy of issuing long-term compensation to help align an executive's interests with that of the Company's shareholders, Mr. Vagt was granted 450,000 non-qualified stock options. Under the Company's annual management incentive plan, the Committee awarded Mr. Vagt a bonus of $180,000 in respect of 1994.

                                        COMPENSATION COMMITTEE
                                        OF THE BOARD OF DIRECTORS

                                        William L. Bennett, Chairman
                                        J. Charles Hollimon
                                        Sidney R. Petersen

EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (the "Named Officers"):


                           SUMMARY COMPENSATION TABLE



                                                    Annual Compensation     Long-Term Compensation
                                                    -------------------     ----------------------
Name and Principal                                                         Securities Underlying            All Other
    Position                           Year         Salary         Bonus         Options                 Compensation(1)
    --------                           ----         ------         -----         -------                 ---------------
                                                      ($)           ($)              (#)                         ($)
Robert F. Vagt                        1994         300,000        180,000            --                       4,620
  Chairman of the Board, President    1993         280,000        190,000            --                       4,000
  and Chief Executive Officer         1992         173,000 (2)       --            450,000                   71,748 (3)

William D. Hubbard                    1994         160,650         59,000            --                       2,310
  Senior Vice President -             1993         153,000         50,000           36,000                    2,206
  Exploration                         1992          77,558 (2)       --             20,000                     --

David W. Martin                       1994         147,000         54,000             --                      2,310
  Senior Vice President               1993         140,000         20,000           18,000                      875
                                      1992          32,250 (2)       --              7,500                     --

Gerald R. Colley                      1994         121,800         58,000             --                      1,540
  Senior  Vice President -            1993         116,000         25,000           17,500                    1,350
  International Exploration           1992          23,693 (2)       --                500                     --

E. Lynn Hill                          1994         131,250         42,000             --                      3,281
   Senior Vice President -            1993         125,000         15,000           14,000                    1,156
   Finance and Administration,        1992         115,833           --               --                       --
   Secretary-Treasurer

----------

(1) Amounts received in 1993 and 1994 by the individuals listed above reflect matches made by the Company for employee contributions to the Global Natural Resources Inc. Employees 401(K) Savings Plan. (See Benefit Plans - Savings Plan for a description of the Savings Plan.)

(2) The 1992 salaries for Mr. Vagt, Mr. Hubbard, Mr. Martin and Mr. Colley represent less than a full year, as each of these individuals joined the Company in 1992.

(3) The $71,748 payment to Mr. Vagt in 1992 is associated with the sale of his prior home and relocation to Houston, Texas.

STOCK OPTIONS

    The following table sets forth the aggregate option exercises during the last fiscal year and the value of outstanding options at year-end held by the Named Officers:


      AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR  AND YEAR-END OPTION VALUES



                                                  Number of
                                            Securities Underlying              Value of
                           Shares            Unexercised Options       Unexercised In-the-Money
                         Acquired on             at Year-End              Options at Year-End
         Name             Exercise       Exercisable   Unexercisable  Exercisable  Unexercisable
         ----             --------       -----------   -------------  -----------  -------------
                             (#)             (#)            (#)           ($)           ($)

 Robert F. Vagt               0           270,000         180,000     202,500         135,000

 William D. Hubbard           0            26,400          29,600      35,000          46,250

 David W. Martin              0            11,700          13,800      23,450          27,675

 Gerald R. Colley             0            11,500          13,500      22,281          26,156

 E. Lynn Hill                 0            99,600          14,400     267,363          33,075



STOCK OWNERSHIP

         The following table sets forth, with respect to each Named Officer, the number of shares beneficially owned by such person and the percentage such number constitutes of the entire class as of March 15, 1995.



                                                                   Beneficial Ownership as of
                                                                   --------------------------
                                                                         March 15, 1995
                                                                         --------------
                                                                 Amount and
                                                                 Nature of         Percentage
                                                                 Beneficial            of
 Name of Beneficial Owner                                        Ownership           Class
 ------------------------                                        ---------        ------------
                                                                   (1)(2)
                                                                   ------
 Robert F. Vagt                                                   286,195              *
 William D. Hubbard                                                33,626              *
 David W. Martin                                                   13,747              *
 Gerald R. Colley                                                  12,901              *
 E. Lynn Hill                                                     107,801              *
 All officers and directors as a group (20                      1,055,759             3.6%
 persons)

----------

*        Represents less than 1%

(1) The persons listed have sole voting and investment power with respect to their shares. Shares of common stock beneficially owned as of March 15, 1995 includes shares of common stock of the Company that could be acquired within 60 days after March 15, 1995, upon the exercise of options granted pursuant to the Company's stock option plan as follows: Mr. Vagt, 270,000 shares; Mr. Hubbard, 28,000 shares; Mr. Martin, 13,300 shares; Mr. Colley, 12,500 shares; and Mr. Hill, 107,200 shares.

(2) Common stock ownership for the persons listed includes shares arising from participation in Global Natural Resources Inc. Employees 401(K) Savings Plan as follows: Mr. Vagt, 1,195 shares; Mr. Hubbard, 626 shares; Mr. Martin, 447 shares; Mr. Colley, 401 shares; and Mr. Hill, 601 shares.

                               PERFORMANCE GRAPH


         The following performance graph compares the performance of the Company's Common Stock to the NYSE Index and to an index of peer companies for the Company's last five fiscal years. The companies in the peer index were selected based on the following criteria: (i) total assets ranging from approximately $100 million to $625 million, (ii) total revenue ranging from approximately $40 million to $300 million and (iii) oil and gas and related revenue comprising at least 64% of total revenue. The companies included in the peer index were American Exploration Co., Crystal Oil Corporation, Forest Oil Corporation, Harkin Energy Corporation, Kelley Oil and Gas Partners, Plains Resources, Inc., Plains Petroleum Co., Pogo Producing Co., Wainoco Oil Corporation and Wiser Oil Co. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1989 and that all dividends were reinvested.

                       Five Year Cumulative Total Return

                   1989             1990             1991             1992             1993            1994
---------------------------------------------------------------------------------------------------------------------
  GNR              $100             $89              $127             $83              $92             $108
  Peer Group       $100             $64              $66              $67              $75              $70
  NYSE Index       $100             $96              $124             $130             $148            $145
---------------------------------------------------------------------------------------------------------------------


BENEFIT PLANS

         The Company maintains a 401(K) employee savings plan ("Savings Plan") and a defined benefit pension plan ("Pension Plan"). These plans are briefly described below.

         Savings Plan - The Savings Plan was established by the Company effective October 1, 1993. The Savings Plan offers eligible employees an opportunity to make long-term investments on a regular basis through salary contributions, which are supplemented by matching employer contributions. All employees at least eighteen (18) years of age and that have completed six (6) months of service are eligible to participate. The Company will match up to 50% of the first 5% of compensation deferred. The employee's contribution for 1994 and 1995 cannot exceed $9,240. The employer matching contribution is made in the Company's common stock.

         The Savings Plan is intended to qualify as a Section 401(K) cash or deferred compensation arrangement whereby an employee's contributions and the employer's matching contributions are not subject to federal income taxes at the time of the contribution to the Savings Plan, and the Savings Plan is subject to the restrictions imposed by the Internal Revenue Code of 1986, as amended. Investment alternatives to which contributions may be allocated by the participants include a fixed income fund, a balanced fund, a diversified fund and a concentrated fund. Only the employer matching contribution is allowed to be made in Company common stock. Employees may, however, direct the sale of Company common stock held in their account and allocate proceeds to any of the other investment alternatives.

         Pension Plan - The Pension Plan covers employees of the Company and employees of affiliated companies who are at least 21 years old and who have completed certain service requirements.

         The Company pays the entire cost of the Pension Plan, the amount of the contribution being determined annually on an actuarial cost method under which contributions are determined for all participants as a group, and individual participant contributions are not readily available. Aggregate contributions to the Pension Plan for 1994 were approximately 8.98% of total remuneration of participants covered under the Pension Plan.

         The following table shows the estimated annual benefits payable upon retirement at age 65 to persons in specified compensation and years-of-service classifications under the Pension Plan.

PENSION PLAN TABLE

                                        YEARS OF SERVICE AT RETIREMENT
                                        ------------------------------

                                10           15          20          25         30          35          40
AVERAGE SALARY                YEARS        YEARS       YEARS       YEARS       YEARS      YEARS       YEARS
--------------                -----        -----       -----       -----       -----      -----       -----
$50,000                      $15,000      $17,500     $20,000    $21,250     $22,500     $23,750    $25,000

 75,000                       22,500       26,250      30,000     31,875      33,750      35,625     37,500

100,000                       30,000       35,000      40,000     42,500      45,000      47,500     50,000

150,000                       45,000       52,500      60,000     63,750      67,500      71,250     75,000

200,000                       45,000       52,500      60,000     63,750      67,500      71,250     75,000

300,000                       45,000       52,500      60,000     63,750      67,500      71,250     75,000

400,000                       45,000       52,500      60,000     63,750      67,500      71,250     75,000

500,000                       45,000       52,500      60,000     63,750      67,500      71,250     75,000

         The term "average salary" in the table refers to the average annual compensation, including bonuses and overtime pay, during the period of 60 consecutive months which results in the highest such average.

         The normal retirement benefit is a monthly benefit that commences on the first day of the month coincident with or next following the later of (i) the attainment of age 65 and (ii) the fourth anniversary of the date on which participation commenced, and is payable for the lifetime of the participant in an amount that is equal to 3% of the average salary for each of the first ten years of service plus 1% of the average salary for each of the next ten years of service plus 1/2% of the average salary for each year of service in excess of twenty, limited in 1994 to $118,800 per year for those whose social security retirement age is 65. The estimated number of years of credited service completed through December 31, 1994 by the named officers are as follows:

                 Name                      Years            Name                     Years
                 ----                      -----            ----                     -----
                 Robert F. Vagt            Three            E. Lynn Hill             Six
                 William D. Hubbard        Three            Gerald R. Colley         Two
                 David W. Martin           Two

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act and the rules issued thereunder require the Company's executive officers and directors, and persons who own more than 10% of a registered class of equity securities of the Company, to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of such securities. Based solely on its review of the copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that during 1994, its executive officers, directors and greater than 10% shareholders complied with all applicable filing requirements.

                            INDEPENDENT ACCOUNTANTS

         The firm of KPMG Peat Marwick LLP has acted as independent public accountants for the Company continually since 1976. The Board of Directors contemplates the continuation of the services of that firm for the year ended December 31, 1995. However, the Board of Directors will act pursuant to the recommendation of the Audit Committee in connection with the selection of independent accountants. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to shareholder questions.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

         Proposals intended to be presented by shareholders at the Company's 1996 Annual Meeting must be received by the Company, at the address set forth on the first page of this Proxy Statement, no later than December 4, 1995, in order to be included in the Company's proxy statement and form of proxy relating to such meeting. Shareholder proposals must also be otherwise eligible for inclusion.

                                 OTHER MATTERS

         Management of the Company does not know of any other matter to be acted upon at the Annual Meeting, and so far as is known to management, no matters are to be brought before the Annual Meeting except as specified in the notice thereof. However, if any other matters should come before the Annual Meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons holding such proxies.

                        GLOBAL NATURAL RESOURCES INC.
                PROXY FOR 1995 ANNUAL MEETING OF SHAREHOLDERS
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Robert F. Vagt and E. Lynn Hill, and either of them, with full power of substitution, are hereby authorized as attorneys and proxies of the undersigned to represent and to vote the common stock of the undersigned at the Annual Meeting of Shareholders of Global Natural Resources Inc. (the "Company") to be held at The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas on May 9, 1995 at 9:00 a.m., and any adjournment(s) thereof, with authority to vote as follows:

ELECTION OF DIRECTORS
     FOR all nominees listed below                                             WITHHOLD AUTHORITY to vote for
     (except as listed to the contrary)                                        all nominees listed below.

     Class I - term ending 1996           Class II - term ending 1997          Class III - term ending 1998
     Patrick L. Macdougall                Paul E. Carlton                      J. Charles Hollimon, Linda F. Sjomon, Robert F. Vagt

(INSTRUCTION:  TO withhold authority to vote for any individual strike a line through the nominee's name.)

        In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters as may properly come before such meeting or any adjournment(s) thereof.






        THIS PROXY, IF PROPERLY SIGNED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON, IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS VOTING THE PROXY WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY BE PRESENTED AT THE MEETING.


____________________________________

____________________________________
                                                                SIGNATURE(S)

                                                  DATED __________________, 1995
                                                  [Please sign exactly as name
                                                  appears hereon and return in
                                                  accompanying postage-prepaid
                                                  envelope. When signing as
                                                  attorney, executor,
                                                  administrator, trustee,
                                                  guardian, etc., give full
                                                  title of such. For joint
                                                  accounts, each joint owner
                                                  should sign.]